Exhibit 4.10


                                                          January 28, 2005

The Shemano Group, Inc.
601 California Street, Suite 1150
San Francisco, California 94108

Dear Sirs:

         The undersigned is a holder of shares of common stock, and/or options, warrants, or other rights to acquire common stock, of National Lampoon, Inc., a Delaware corporation (the "Company"). The undersigned understands that The Shemano Group, Inc. (the "Underwriter") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the public offering (the "Public Offering") of the Company's common stock (the "Offered Common Stock") by the Underwriter and any other underwriters that may participate in the Public Offering pursuant to a registration statement to be filed with the Securities and Exchange Commission (the "SEC") (such registration statement, as may be amended, is referred to herein as the "Registration Statement"). To induce the Underwriter and any other underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees as follows:

         (i) During the period commencing on the date hereof and ending on the date which is 12 months from the date the Registration Statement is first declared effective (such period herein referred to as the "Lock-Up Period"), the undersigned will not, directly or indirectly, through an "affiliate" or "associate" (as such terms are defined in the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act")), a family member or otherwise, offer, sell, pledge, hypothecate, grant an option for sale, or otherwise dispose of, or transfer or grant any rights with respect thereto in any manner (either privately or publicly pursuant to Rule 144 of the General Rules and Regulations under the Securities Act, or otherwise) any shares of common stock of the Company or any other securities of the Company, including but not limited to any securities convertible or exchangeable into shares of common stock of the Company or options, warrants or other rights to acquire common stock of the Company directly or indirectly owned or controlled by the undersigned on the date hereof or hereafter acquired by the undersigned pursuant to a stock split, stock dividend, recapitalization or similar transaction or otherwise acquired by the undersigned in a private transaction (the "Securities"), or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise, during the Lock-Up Period, without the Underwriter's prior written consent; provided, however, that (a) such Securities may be sold or otherwise transferred in a private transaction during the Lock-Up Period so long as the acquirer of the Securities, by written agreement with the Underwriter entered into at the time of acquisition and delivered to the Underwriter prior to the consummation of such acquisition, agrees to be bound by the restrictions set forth in this letter agreement and (b) the undersigned may transfer any or all of the Securities either during his lifetime or upon death, by gift, will or intestacy, to his immediate family or to a trust or limited partnership, the beneficiaries or members of which are exclusively the undersigned and/or a member or members of his immediate family; provided, however, that it shall be a

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The Shemano Group, Inc.
January 28, 2005
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condition to such transfer that the transferee execute a written agreement that the transferee is receiving and holding the Securities subject to the provision of this letter agreement, and there shall be no further transfer of such Securities except in accordance with this letter agreement. For purposes hereof, "immediate family" shall mean a spouse, lineal descendant, father, mother, brother or sister of the undersigned.

         (ii) If at any time during the one-year period commencing on the date that the Registration Statement is first declared effective, the undersigned proposes to sell any Securities, including publicly under Rule 144 or otherwise, the undersigned shall sell such Securities through the Underwriter, so long as the price and terms of execution offered by such Underwriter are at least as favorable as may be obtained from other brokerage firms, provided further that the Underwriter notify the undersigned within three (3) business days of the proposed transaction of the price and terms of execution for such proposed transaction.

         (iii) During the Lock-up Period, the undersigned agrees not to make any demand for, exercise any right, or file (or participate in the filing of) a registration statement with respect to the registration of any Securities without the prior written consent of the Underwriter.

         (iv) The undersigned agrees to furnish such information as may be required (whether orally or in writing) and otherwise to cooperate under the securities or blue sky laws of such states as the Underwriter may designate or any regulatory or other authority (including the American Stock Exchange) as a condition to registration of the Public Offering in such state, if requested by the Underwriter.

         This letter agreement shall terminate in the event (a) the Public Offering does not close on or before May 31, 2005 or (b) the gross proceeds received by the Company upon the closing of the Public Offering do not equal at least $8 million.

         Subject to the foregoing, the undersigned hereby agrees to the placement of a legend on the certificates representing the Securities to indicate the restrictions on resale of the Securities imposed by this agreement and/or the entry of stop transfer orders with the transfer agent and the registrar of the Company's securities against the transfer of the Securities except in compliance with this letter agreement. In the case of any Securities for which the undersigned is the beneficial but not the record holder, the undersigned agrees to cause the record holder to authorize the Company to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on its books and records with respect to such Securities.

         To the extent that the undersigned has any rights with respect to the registration of any Securities pursuant to any agreement with the Company, and to the extent that such agreement and the rights conferred thereunder may be inconsistent with the terms of this letter agreement, the undersigned agrees that the terms herein shall govern.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. To the best of the undersigned's knowledge, all of the Securities held by him are listed on the attached Annex 1. All authority herein conferred or agreed to be conferred shall

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The Shemano Group, Inc.
January 28, 2005
Page 3

survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

         Any right of the undersigned to sell any portion of the Securities, as discussed in subsection (ii) above, is subject at all times to compliance with all applicable state and federal securities laws, rules and regulations.

         This letter agreement represents the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements, negotiations, understandings, letters of intent, representations, statements and writings between the parties relating thereto. No modification, alteration, waiver or change in any of the terms of this letter agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed on behalf of the party to be charged therewith.

          The undersigned understands that the Underwriter and any other underwriters that may participate in the Public Offering are relying upon this letter agreement in proceeding toward consummation of the Public Offering.

          Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter. If this letter agreement is acceptable to the Underwriter, please sign the form of acceptance below and deliver one of the counterparts hereof to me, such counterparts to constitute one and the same agreement. This will become a binding agreement between us upon execution by each of the parties hereto.

                                             Very truly yours,


                                             --------------------------------
                                             (Signature)


                                             --------------------------------
                                             (Print Name)

AGREED to and ACCEPTED this _____ day of January 2005

THE SHEMANO GROUP, INC.



By:
   -------------------------------------

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The Shemano Group, Inc.
January 28, 2005
Page 4


                                     ANNEX 1

                             LIST OF SECURITIES HELD